EXHIBIT 99.1

Whole Foods Market Provides Shareholder Update on Accelerated Path to Delivering Shareholder Value and Announces Second Quarter 2017 Results

Accelerated Affinity Rollout by CYE 2017

Category Management Fully Implemented by FYE 2018

Return to Positive Comps and Earnings Growth by FYE 2018

Additional $300 Million in Cost Savings Realized by FYE 2020

Financial Targets Provided for FY 2020

Increased Commitment to Return Capital to Shareholders, including 29% Dividend Increase

Record Q2 Sales of $3.7 Billion; GAAP EPS of $0.31; and Adjusted EPS of $0.37

AUSTIN, Texas, May 10, 2017 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) today provided a comprehensive shareholder update regarding new and accelerated initiatives to increase profitability, improve operational performance, and enhance shareholder value, including 2020 financial targets. In addition, the Company reported results for the 12-week second quarter ended April 9, 2017.

“We are accelerating our path to enhanced value creation to deliver better returns for our shareholders,” said John Mackey, co-founder and chief executive officer of Whole Foods Market. “Today’s announcement is a powerful combination of accelerated initiatives and new cost savings with clear timelines to deliver. We are on a path to return to positive comparable store sales and earnings growth next year. Our increased dividend and new share repurchase authorization demonstrate our Board’s confidence in our long-term growth strategy and continued ability to generate strong cash flow. The Board will continue its comprehensive review of all opportunities to create value. We look forward to continuing our dialogue with shareholders and providing future updates on our progress.”

Update on Strategic Initiatives
The Company has identified a detailed path to sustained top-line growth, supported by category management and pricing initiatives, enhanced marketing and Affinity programs, and disciplined organic growth. Key components include:

  Accelerating Affinity rollout to all U.S. stores by CYE 2017. The new program combines the best elements of the Company’s My 365 Rewards and pilot programs, which have successfully driven increased trips and bigger baskets from participants by providing more personalized and relevant communications as well as new digital experiences.

  Restructuring purchasing program by CYE 2017 and implementing category management across all U.S. stores by FYE 2018. Robust data analytics, state-of-the-art technology and a unified purchasing structure will provide optimized product assortment and pricing, leading to lower costs, lower prices and higher sales.

  Returning to positive comps and earnings growth by FYE 2018, and providing FY 2020 financial targets based on the execution of new and accelerated initiatives. For 2020, the Company expects to achieve:
  - Total sales of over $18 billion
  - Comparable store sales growth greater than 2.0%
  - SG&A as a percentage of sales of less than 27%
  - EBITDA margin greater than 9.5%
  - Cash flow from operations of over $1.2 billion

  Realizing $300 million in additional cost savings by FYE 2020. Key components include: store labor transformation including standardization of in-store processes and labor allocation; support function efficiencies; and supply chain optimization through an accelerated order-to-shelf rollout. The Company also has engaged a top-tier consulting firm to help identify and support the implementation of these new cost savings measures. These savings are in addition to the $270 million already realized as part of the Company’s prior cost reduction plan, which is on track to reach $300 million by FYE 2017.

Increased Commitment to Return Capital to Shareholders
Today, the Company’s Board of Directors announced a new capital allocation strategy that reflects confidence in the Company’s future growth and cash flow generation, while expanding its commitment to return capital to shareholders. As part of this strategy, the Board announced a 29% increase in the regular quarterly dividend to $0.18 per share and authorized a new $1.25 billion share repurchase program, with the intent to opportunistically utilize the authorization over the next 18 months. The new authorization will replace the Company’s existing program. The next quarterly dividend to be declared is expected to be payable on July 11, 2017 to shareholders of record as of June 30, 2017.

Board Additions and New CFO
In separate releases today, Whole Foods Market announced the appointment of five new independent directors and named Gabrielle Sulzberger the new Chair of the Board and Mary Ellen Coe the new Chair of the Nominating & Governance Committee. The Company also announced the appointment of Keith Manbeck as its new Chief Financial Officer.

Second Quarter 2017 Results
For the 12-week second quarter ended April 9, 2017, total sales increased 1.1% to a record $3.7 billion. Including an estimated negative impact of 30 basis points from Easter shifting from the second quarter last year to the third quarter this year, comparable store sales decreased 2.8%. Net income was $99 million, or 2.6% of sales; diluted earnings per share were $0.31; and earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $287 million, or 7.7% of sales. The Company produced operating cash flow of $340 million, free cash flow of $209 million, and returned $45 million in dividends to shareholders, ending the quarter with $1.4 billion of total available capital and $1.0 billion in total debt.

As expected, results included a charge of $30 million, or $0.06 per diluted share, related to previously-announced store and facility closures.  Excluding this charge, net income was $117 million, or 3.1% of sales; diluted earnings per share were $0.37; EBITDA margin was 8.5%; and return on invested capital was 11%.  Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The following table provides information on the Company’s comparable store sales for the second quarter, including the negative Easter shift, and for the 15 weeks ended April 30, 2017. Results for the 15-week period represent the 12-week second quarter and the first three weeks of the third quarter to include Easter and Passover in both years.

	Comps	Change in Transactions	Change in Basket Size
Q2 ended April 9, 2017	(2.8)%	(3.0)%	0.2%*

Fifteen weeks ended April 30, 2017	(2.5)%	(3.1)%	0.6%*

*Reflects an increase in items per transaction

Gross margin declined 82 basis points to 34.1% driven by increases in occupancy costs and cost of goods sold as a percentage of sales. LIFO charges were $3 million versus $2 million last year, a negative impact of three basis points.

SG&A increased 45 basis points to 28.3% of sales. A 29 basis point improvement in salaries and benefits was more than offset by higher marketing and depreciation expenses as a percentage of sales.

Year-to-Date Results
For the 28-week period ended April 9, 2017, total sales increased 1.5% to $8.7 billion. Comparable store sales decreased 2.6%, including the negative impact of the Easter shift. Average weekly sales per store were $663,000, translating to sales per gross square foot of approximately $880. Net income was $194 million, or 2.2% of sales; diluted earnings per share were $0.61; and EBITDA was $648 million, or 7.5% of sales. The Company produced operating cash flow of $624 million, free cash flow of $248 million, and returned $88 million in capital to shareholders through dividends and share repurchases. Results included charges of $63 million, or $0.12 per diluted share, related to store and facility closures and $13 million, or $0.02 per diluted share, associated with Mr. Robb’s separation agreement.  Excluding these charges, net income was $240 million, or 2.8% of sales; diluted earnings per share were $0.75; EBITDA margin was 8.0%; and return on invested capital was 11%.

Growth and Development
In the second quarter, the Company opened six stores, including two relocations, and closed nine stores, as previously announced. The Company also closed one store for a major remodel and one store that will be relocated in the fourth quarter. So far in the third quarter, the Company has opened three stores, including one Whole Foods Market 365 store. The Company expects to open three additional stores, including one relocation, during the quarter.

Fiscal Year 2017 Updated Outlook
The Company’s outlook excludes $76 million, or $0.14 per diluted share, in charges incurred in the first and second quarters, as well as potential future LIFO adjustments and share repurchases.

The Company remains focused on the metrics it believes are key to the long-term health of its business, and is targeting:

  Sales growth of 1.0% or greater
  Comps of approximately -2.5% or better
  Ending square footage growth of approximately 5% net of closures, reflecting approximately 30 new stores, including up to seven relocations and three 365 stores
  Diluted EPS of $1.30 or greater
  EBITDA margin of approximately 8%
  Capital expenditures of approximately 4% of sales
  ROIC of approximately 11%

The Company’s outlook implies 0.5% sales growth in the second half of the year, primarily reflecting the impact of recent closures, including stores closed for relocations and a major remodel. The Company is on track to achieve its cost reduction goal but expects these savings to be more than offset by investments in marketing, value and technology, as well as higher occupancy, depreciation and other costs. In addition, the Company is now estimating additional costs of approximately $16 million, or $0.03 per diluted share, related to the accelerated rollout of Affinity and other technology initiatives as well as the engagement of a consulting firm related to its cost reduction efforts. Therefore, the Company now expects a decline in operating margin, excluding LIFO, of up to 70 basis points in the third quarter and 95 basis points in the fourth quarter.

Longer-term Targets
The Company expects to return to positive comparable store sales and earnings growth by the end of fiscal year 2018. In addition, based on the implementation of new and accelerated initiatives, the Company has provided the following targets for fiscal year 2020:

  Total sales of over $18 billion
  Comps greater than 2.0%
  SG&A as a percentage of sales of less than 27%
  EBITDA margin greater than 9.5%
  Cash flow from operations of over $1.2 billion

Seasonality
Easter falls in the third quarter of fiscal year 2017 versus the second quarter of fiscal year 2016, negatively impacting comparable store sales growth in the second quarter and positively impacting comparable store sales growth in the third quarter. The Company notes that average weekly sales and gross profit as a percentage of sales are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months. Gross profit as a percentage of sales is also lower in the first fiscal quarter due to the product mix of holiday sales.

About Whole Foods Market
Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national “Certified Organic” grocer, and uniquely positioned as America’s Healthiest Grocery Store™. In fiscal year 2016, the Company had sales of approximately $16 billion and currently has over 460 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 87,000 team members and has been ranked for 20 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine. For more information, please visit www.wholefoodsmarket.com.

Disclaimer on Forward-looking Statements
Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are based on the Company’s current assumptions and involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows. These forward-looking statements may include comments relating to, among other things, future earnings per share and the Company’s intention to obtain additional debt in the near term and to make planned share repurchases, some of which are subject to risks and uncertainties relating to general business conditions, conditions in the credit and capital markets, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2016 and Quarterly Report on Form 10-Q for the first quarter ended January 15, 2017, and other risks and uncertainties not presently known to us or that we currently deem immaterial. We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (877) 201-0168, and the conference ID is “Whole Foods.” A simultaneous audio webcast will be available at www.investor.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		28 weeks ended
	April 9, 2017	April 10, 2016	April 9, 2017	April 10, 2016
Sales	$3,737	$3,696	$8,656	$8,524
Cost of goods sold and occupancy costs	2,463	2,406	5,732	5,593
Gross profit	1,274	1,290	2,924	2,931
Selling, general and administrative expenses	1,057	1,028	2,474	2,402
Operating income before pre-opening and store closure	217	262	450	529
Pre-opening expenses	12	18	33	31
Relocation, store closure and lease termination costs	34	3	74	5
Operating income	171	241	343	493
Interest expense	(11)	(11)	(26)	(18)
Investment and other income	2	5	1	9
Income before income taxes	162	235	318	484
Provision for income taxes	63	93	124	185
Net income	$99	$142	$194	$299

Basic earnings per share	$0.31	$0.44	$0.61	$0.90
Weighted average shares outstanding	318.5	324.7	318.3	331.7

Diluted earnings per share	$0.31	$0.44	$0.61	$0.90
Weighted average shares outstanding, diluted basis	318.9	325.4	318.7	332.7

Dividends declared per common share	$0.140	$0.135	$0.280	$0.270

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		28 weeks ended
	April 9, 2017	April 10, 2016	April 9, 2017	April 10, 2016
Net income
(numerator for basic and diluted earnings per share)	$99	$142	$194	$299
Weighted average common shares outstanding
(denominator for basic earnings per share)	318.5	324.7	318.3	331.7
Incremental common shares attributable to dilutive
effect of share-based awards	0.4	0.7	0.4	1.0
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	318.9	325.4	318.7	332.7

Basic earnings per share	$0.31	$0.44	$0.61	$0.90
Diluted earnings per share	$0.31	$0.44	$0.61	$0.90

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		28 weeks ended
	April 9, 2017	April 10, 2016	April 9, 2017	April 10, 2016
Net income	$99	$142	$194	$299
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(2)	10	(3)	-
Other comprehensive loss, net of tax	(2)	10	(3)	-
Comprehensive income	$97	$152	$191	$299

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	April 9, 2017	September 25, 2016
Current assets:
Cash and cash equivalents	$412	$351
Short-term investments - available-for-sale securities	476	379
Restricted cash	124	122
Accounts receivable	255	242
Merchandise inventories	508	517
Prepaid expenses and other current assets	119	167
Deferred income taxes	214	197
Total current assets	2,108	1,975
Property and equipment, net of accumulated depreciation and amortization	3,469	3,442
Goodwill	710	710
Intangible assets, net of accumulated amortization	71	74
Deferred income taxes	114	100
Other assets	41	40
Total assets	$6,513	$6,341

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$2	$3
Accounts payable	313	307
Accrued payroll, bonus and other benefits due team members	393	407
Dividends payable	45	43
Other current liabilities	584	581
Total current liabilities	1,337	1,341
Long-term debt and capital lease obligations, less current installments	1,047	1,048
Deferred lease liabilities	665	640
Other long-term liabilities	105	88
Total liabilities	3,154	3,117

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 1,200 shares authorized;
377.0 shares issued; 318.8 and 318.3 shares outstanding
at 2017 and 2016, respectively	2,945	2,933
Common stock in treasury, at cost, 58.1 and 58.7 shares at 2017 and 2016, respectively	(2,004)	(2,026)
Accumulated other comprehensive loss	(35)	(32)
Retained earnings	2,453	2,349
Total shareholders’ equity	3,359	3,224
Total liabilities and shareholders’ equity	$6,513	$6,341

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	28 weeks ended
	April 9, 2017	April 10, 2016
Cash flows from operating activities
Net income	$194	$299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	305	259
Share-based payment expense	23	28
LIFO expense	3	4
Deferred income tax benefit	(31)	5
Excess tax benefit related to exercise of team member stock options	-	(1)
Accretion of premium/discount on marketable securities	1	1
Deferred lease liabilities	34	18
Other	6	1
Net change in current assets and liabilities:
Accounts receivable	(11)	(12)
Merchandise inventories	6	(25)
Prepaid expenses and other current assets	54	(54)
Accounts payable	6	4
Accrued payroll, bonus and other benefits due team members	(13)	(39)
Other current liabilities	30	76
Net change in other long-term liabilities	17	11
Net cash provided by operating activities	624	575
Cash flows from investing activities
Development costs of new locations	(227)	(197)
Other property and equipment expenditures	(149)	(141)
Purchases of available-for-sale securities	(356)	(176)
Sales and maturities of available-for-sale securities	258	350
Payment for purchase of acquired entities, net of cash acquired	-	(11)
Other investing activities	(6)	(10)
Net cash used in investing activities	(480)	(185)
Cash flows from financing activities
Purchases of treasury stock	-	(734)
Common stock dividends paid	(88)	(90)
Issuance of common stock	10	11
Excess tax benefit related to exercise of team member stock options	-	1
Proceeds from long-term borrowings	-	999
Proceeds from revolving line of credit	-	300
Payments on long-term debt and capital lease obligations	(2)	(305)
Other financing activities	(1)	(8)
Net cash provided by (used in) financing activities	(81)	174
Effect of exchange rate changes on cash and cash equivalents	-	2
Net change in cash, cash equivalents, and restricted cash	63	566
Cash, cash equivalents, and restricted cash at beginning of period	473	364
Cash, cash equivalents, and restricted cash at end of period	$536	$930

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$142	$229
Interest paid	$26	$-

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Adjusted Diluted Earnings per Share ("EPS"), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted Diluted EPS as net income plus charges for store and facility closures and Mr. Robb's separation agreement divided by the weighted average shares outstanding and potential additional common shares outstanding. The Company defines Adjusted EBITDA as EBITDA plus charges for Mr. Robb's separation agreement and store and facility closures other than the related accelerated depreciation already included in depreciation and amortization. The following is a tabular reconciliation of the non-GAAP financial measures Adjusted Diluted EPS to GAAP Diluted EPS and Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measures.

	12 weeks ended		28 weeks ended
Adjusted Diluted Earnings per Share (EPS)	April 9, 2017	April 10, 2016	April 9, 2017	April 10, 2016
Net income	$99	$142	$194	$299
Store and facility closures, net of tax	18	-	38	-
Mr. Robb's separation agreement, net of tax	-	-	8	-
Adjusted Net income	$117	$142	$240	$299

Adjusted Diluted Earnings per Share	$0.37	$0.44	$0.75	$0.90
Weighted average shares outstanding	318.9	325.4	318.7	332.7

	12 weeks ended		28 weeks ended
EBITDA and Adjusted EBITDA	April 9, 2017	April 10, 2016	April 9, 2017	April 10, 2016
Net income	$99	$142	$194	$299
Provision for income taxes	63	93	124	185
Interest expense	11	11	26	18
Investment and other income	(2)	(5)	(1)	(9)
Operating income	171	241	343	493
Depreciation and amortization	116	112	305	259
EBITDA	287	353	648	752
Mr. Robb's separation agreement	-	-	13	-
Store and facility closures, excluding accelerated depreciation	29	-	29	-
Adjusted EBITDA	$316	$353	$690	$752

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		28 weeks ended
Free Cash Flow	April 9, 2017	April 10, 2016	April 9, 2017	April 10, 2016
Net cash provided by operating activities	$340	$343	$624	$575
Development costs of new locations	(77)	(106)	(227)	(197)
Other property and equipment expenditures	(54)	(53)	(149)	(141)
Free Cash Flow	$209	$184	$248	$237

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital (“ROIC”) and Adjusted ROIC as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as ROIC earnings divided by average invested capital. ROIC earnings and adjustments to ROIC earnings are defined in the following tabular reconciliation. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	April 9, 2017	April 10, 2016
Net income	$402	$509
Interest expense, net of tax	29	11
ROIC earnings	431	520
Total rent expense, net of tax[1]	295	273
Estimated depreciation on capitalized operating leases, net of tax[2]	(197)	(182)
ROIC earnings, including the effect of capitalized operating leases	$529	$611

Average working capital, excluding current portion of long-term debt	$692	$584
Average property and equipment, net	3,409	3,177
Average other assets	950	1,048
Average other liabilities	(731)	(666)
Average invested capital	4,320	4,143
Average estimated asset base of capitalized operating leases[3]	3,882	3,553
Average invested capital, including the effect of capitalized operating leases	$8,202	$7,696

ROIC	10.0%	12.6%
ROIC, including the effect of capitalized of operating leases	6.5%	7.9%

Adjusted ROIC
Net income	$402	$509
Interest expense, net of tax	29	11
Adjustments, net of tax[4]	50	47
Adjusted ROIC earnings	481	567
Total rent expense, net of tax[1]	295	273
Estimated depreciation on capitalized operating leases, net of tax[2]	(197)	(182)
Adjusted ROIC earnings, including the effect of capitalized operating leases	$579	$658

Average working capital, excluding current portion of long-term debt	$692	$584
Average property and equipment, net	3,409	3,177
Average other assets	950	1,048
Average other liabilities	(731)	(666)
Average invested capital	4,320	4,143
Average estimated asset base of capitalized operating leases[3]	3,882	3,553
Average invested capital, including the effect of capitalized operating leases	$8,202	$7,696

Adjusted ROIC	11.1%	13.7%
Adjusted ROIC, including the effect of capitalized operating leases	7.1%	8.6%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
[4] Adjustments include charges related to Mr. Robb's separation agreement store and facility closures and asset impairments, as well as the Q4 2015 restructuring charge

Investor Relations Contact:
Cindy McCann
VP of Investor Relations
512.542.0204

Media Contact:
Brooke Buchanan
Brooke.Buchanan@wholefoods.com
512.542.0751